                                                                 Exhibit 10.14

                              ESCROW AGREEMENT

    This Escrow Agreement is made and entered into as of August 1, 1997 by and among Medical Billing Services of Arizona, Inc., a corporation organized under the laws of the State of Delaware ("MBS-NV"), National Medical Financial Services Corporation, a Nevada corporation ("NMFSC"), and Vacovec, Mayotte & Singer (the "Escrow Agent").

    Whereas, MBS-NV and NMFSC are entering into a Contract Rights
Purchase Agreement of even date herewith (the "Agreement") simultaneously with the execution and delivery of this Escrow
Agreement;

    Whereas, the Agreement provides that NMFSC may issue and deliver to MBS-NV on or before August 15, 1997 a stock certificate representing 384,000 shares of NMFSC Common Stock, par value $.01 per share, subject to equitable adjustment for any stock split, stock dividend, reverse stock split or other capital reorganization with respect to such Common Stock between the date of the Agreement and the date on which such shares are issued (the "Shares "); and

    Whereas, the Agreement provides that MBS-NV will deliver immediately all stock certificates representing the Shares to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of this Escrow Agreement.

    Now, therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

    1. Deposit of the Shares. Upon delivery by NMFSC to MBS-NV of a stock certificate or certificates representing the Shares, MBS-NV will immediately deliver to the Escrow Agent all stock certificates representing the Shares, duly indorsed in blank or with duly signed blank stock transfer powers attached, in either case with such assurance that MBS-NV's indorsement is genuine and effective as NMFSC may require pursuant to Section 2.2 of the Agreement. The Escrow Agent shall promptly thereafter give notice to NMFSC confirming the deposit hereunder of such stock certificate or certificates, specifying the certificate number(s) and the aggregate number of Shares represented by such certificate or certificates. If MBS-NV does not deposit any stock certificates with the Escrow Agent hereunder on or before September 15, 1997, this Escrow Agreement shall automatically terminate.

    2. Acceptance of the Stock Certificates. The Escrow Agent shall hold the stock certificates (and any accompanying stock transfer powers) in escrow hereunder subject to the terms and conditions of this Escrow Agreement. The Escrow Agent shall not transfer or dispose of the Shares except in accordance with the provisions of this Escrow Agreement.

    3. Delivery and Deposit of Additional Shares. MBS-NV hereby irrevocably authorizes NMFSC to deliver to the Escrow Agent, and MBS-NV covenants that it will promptly deliver to the Escrow Agent if MBS-NV shall first receive the same, any certificate or certificates representing additional or other shares of capital stock distributed on, in respect of or in substitution for the Shares in the event of any stock dividend, stock split, reverse stock split or other capital reorganization with respect to Shares held in escrow hereunder. Such additional or other stock certificates shall be held in escrow under the terms and conditions set forth in this Escrow Agreement as if they were originally deposited with the Escrow Agent by MBS-NV at the time that MBS-NV delivered the stock certificate or certificates representing the Shares.

    4. Voting. The right to vote the Shares shall remain in MBS-NV unless and until such Shares are transferred to NMFSC in accordance with the terms of this Escrow Agreement.

    5. Dividends and Distributions. MBS-NV hereby irrevocably authorizes NMFSC to deliver to the Escrow Agent, and MBS-NV covenants that it will promptly deliver to the Escrow Agent if MBS-NV shall first receive the same, to be held hereunder all dividends and other distributions on or with respect to Shares held in escrow hereunder.

    6.   Disposition of the Shares.

         (a) On or before October 31, 1998, NMFSC will determine, and will give notice to MBS-NV and the Escrow Agent of its determination of, the amount of fees (net of refunds and net of a reasonable reserve for future refunds as determined by NMFSC in good faith) collected by or for the account of NMFSC from October 1, 1997 through September 30, 1998 pursuant to MBS-NV's assignment of the Contract
Rights (as defined in the Agreement) to NMFSC (the "Annual Revenues").
If NMFSC notifies the Escrow Agent that the Annual Revenues were
US$1,800,000 or more, the Escrow Agent shall promptly deliver to MBS-NV all of the Shares and all other property then held by the Escrow Agent hereunder (and if the Escrow Agent shall have caused any such other property to be registered in its name, the Escrow Agent shall promptly transfer record ownership to MBS-NV). If NMFSC notifies the Escrow
Agent that the Annual Revenues were US$850,000 or less, the Escrow
Agent shall, subject to the provisions of Section 6(b), promptly deliver to NMFSC all of the Shares, with a stock transfer power or other indorsement assigning the Shares to NMFSC duly completed by the Escrow Agent as attorney-in-fact for MBS-NV pursuant to Section 7, and all other property then held by the Escrow Agent hereunder (and if the Escrow Agent shall have caused any such other property to be registered in its name, the Escrow Agent shall promptly transfer record ownership to NMFSC). If NMFSC notifies the Escrow Agent that the Annual Revenues were less than US$1,800,000 but more than US$850,000, NMFSC shall include in its notice to the Escrow Agent (and MBS-NV) a statement of the number of Earned Shares (as defined below). The Escrow Agent shall promptly thereafter deliver to MBS-NV (i) stock certificates representing a number of Shares equal to the number of Earned Shares and (ii) all dividends or other distributions distributed on, in respect of or in substitution for the Earned Shares (and all earnings on such distributions) held by the Escrow Agent hereunder; and the Escrow Agent shall, subject to the provisions of Section 6(b), promptly deliver to NMFSC stock certificates representing all Shares other than the Earned Shares (the "Unearned Shares") and all dividends or other distributions distributed on, in respect of or in substitution for the Unearned Shares (and all earnings on such distributions) held by the Escrow Agent hereunder; in each case with appropriate transfers of record ownership as provided in the second and third preceding sentences. The number of Earned Shares shall be the number of whole Shares determined by dividing the remainder equal to (a) the remainder of (i) the Annual Revenues as determined by NMFSC minus (ii) US$850,000 minus
(b) the remainder of (i) US$350,000 minus (ii) the amount of the Foregone Principal (as defined in the Agreement), if any, by the stipulated representative closing price of NMFSC Common Stock, which is hereby stipulated to be US$1.5625 (the "Closing Price"); provided that the Closing Price shall be equitably adjusted in the event of any stock split, stock dividend, reverse stock split or other capital reorganization with respect to NMFSC Common Stock between the date of the Agreement and the date on which the Escrow Agent delivers the Earned Shares to MBS-NV. For purposes of this
Section 6(a), earnings on property held by the Escrow Agent hereunder shall be attributed to distributions on Earned Shares and Unearned Shares, respectively, in the same ratio as Earned Shares bear to Unearned Shares.

         (b) Notwithstanding any other provision of this Escrow Agreement, if MBS-NV gives notice to the Escrow Agent within thirty
(30) days of the date on which NMFSC gives to the Escrow Agent notice of its determination of the amount of the Annual Revenues and/or the number of Earned Shares to the effect that MBS-NV disputes NMFSC's determination thereof, the Escrow Agent shall promptly send a copy of such notice to NMFSC and the Escrow Agent shall not deliver any property held by it hereunder to NMFSC until directed in writing to do so by MBS-NV or until ordered to do so by final judgment not subject to further appeal of a court of competent jurisdiction. The Escrow Agent shall have no duty to determine the accuracy of any determination or notice furnished to it pursuant to this Agreement.

         (c) For purposes of Section 6(a) all compensation collected by NMFSC or any subsidiary or other affiliate of NMFSC for (i) providing any billing, collection or accounts receivable management service to any party to any of the Contracts (as defined in the Agreement) or any affiliate of any such party or (ii) conveying any interest in any of the Contract Rights shall be deemed fees collected by or for the account of NMFSC pursuant to MBS-NV's assignment of the Contract Rights.

    7. Power of Attorney. MBS-NV does hereby revocably constitute and appoint the Escrow Agent as its attorney-in-fact to execute all stock transfer powers, assignments and other documents necessary or appropriate to effect any transfer or delivery of the

Shares, or portion thereof, or any other property held by the Escrow Agent hereunder, in accordance with this Agreement.

    8.   Termination.  Unless earlier terminated as provided in
Section 1 of this Agreement or as hereinafter provided, this Escrow Agreement shall expire on the first date after September 15, 1997 on which no Shares or other property are held by the Escrow Agent hereunder. This Escrow Agreement may be terminated prior to such expiration date (a) by joint written notice by MBS-NV and NMFSC to the Escrow Agent, in which case the Escrow Agent shall deliver all property held by it hereunder in accordance with the joint written instructions of MBS-NV and NMFSC, or (b) by the Escrow Agent, upon thirty (30) days prior written notice to MBS-NV and NMFSC, whereupon MBS-NV and NMFSC will use their best efforts to agree upon a successor Escrow Agent before the effective date of the termination, in which case the Escrow Agent shall deliver all property held by it hereunder to the successor Escrow Agent jointly designated by MBS-NV and NMFSC, or, if MBS-NV and NMFSC fail to agree upon a successor Escrow Agent within thirty (30) days after such notice, the Escrow Agent shall be entitled to appoint its successor and deliver all property held by it hereunder to such successor.

    9. Fees and Expenses. As compensation for its services hereunder, the Escrow Agent shall receive a fee (the "Escrow Fee") of $300.00, payable by NMFSC, upon execution of this Escrow Agreement. Thereafter the Escrow Agent shall be jointly and severally indemnified by MBS-NV and NMFSC (i) against any out-of-pocket expenses incurred by the Escrow Agent and (ii) for services provided by its partners and employees at their usual rates in performing its duties hereunder, and the party (i.e., MBS-NV or NMFSC) making any such indemnification payment or any payment pursuant to Section 16 shall be entitled to contribution of 50% of such payment from the other party.

    10. Limitation of Liability. The Escrow Agent shall incur no liability in respect of any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document believed by it to be genuine and duly authorized nor for anything except its own willful misconduct or gross negligence. In all questions arising out of this Escrow Agreement, the Escrow Agent may rely on the advice of counsel (including partners and employees of the Escrow Agent), and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not he liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense shall be made or provided for in a manner satisfactory to it. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other then in accordance with the terms hereof.

    11. Notices. All notices, requests, demands, and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered, mailed in the country in which the addressee is located (registered or certified mail, postage prepaid, return receipt requested), sent via an internationally recognized courier service or sent by cable, telex, facsimile transmission or other electronic means of written communication and confirmed in a writing sent by the close of business on the next following business day via an internationally recognized courier service as follows:

    If to the Escrow Agent:

         Vacovec, Mayotte & Singer
         255 Washington Street
         Suite 340
         Newton, Massachusetts 02158
         Attention: Stephen P. Koster, Esquire

    If to MBS-NV:

         Medical Billing Services of Arizona, Inc.
         3100 West Sahara Avenue
         Suite 209
         Las Vegas, Nevada 89102
         Attention: President

    Copy to:

         Ian M. Starr, Esquire
         One International Place, 15th Floor
         Boston, Massachusetts 02110-2699

    If to NMFSC:

         National Medical Financial Services Corporation
         1315 Greg Street, Suite 103
         Sparks, Nevada 89431
         Attention: President

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that Notices of change of address shall only be effective upon receipt.

    12. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

    13. Benefit. This Escrow Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

    14. Scope of Agreement. This document constitutes the entire agreement among the parties concerning its subject matter, and no representation, condition, understanding or agreement of any kind shall be binding upon the parties unless incorporated herein. This Escrow Agreement may not be modified or amended except by an agreement in writing signed by the party against whom the enforcement of any modification or change is sought and the Escrow Agent.

    15. Indemnification. MBS-NV and NMFSC jointly and severally shall indemnify and hold harmless the Escrow Agent from and against any loss, liability, cost or expense incurred by the Escrow Agent and arising out of the performance or nonperformance of its duties hereunder (including but not limited to any loss, liability, cost or expense arising out of any claim or legal action brought against it arising out of its services hereunder), except to the extent that there is a final determination by a court of competent jurisdiction that such loss, liability, cost or expense resulted solely from willful misconduct or gross negligence of the Escrow Agent.

    16. Investments. Any amount of cash held by the Escrow Agent at any time in excess of US$1,000 shall, to the extent practicable, be invested in United States government securities, money market mutual funds or an interest paying savings account in a commercial bank in the United States.

    In witness whereof, the parties have executed this Escrow
Agreement under seal as of the day, month and year first above written.


                             MEDICAL BILLING SERVICES OF ARIZONA, INC.


                             By:
                                 --------------------------
                                  President:


                             NATIONAL MEDICAL FINANCIAL SERVICES
                              CORPORATION


                             By:
                                 ---------------------------
                                  President:


                             VACOVEC, MAYOTTE & SINGER


                             By:
                                 ---------------------------
                                  Partner